Exhibit 99.1
OneWater Marine Inc. Announces Fiscal First Quarter Results
Executing on Strategic Approach for Driving Sales and Managing Inventory

Fiscal First Quarter 2025 Highlights
•Revenue increased 3% to $376 million
•Same-store sales increased 4%, including an increase in units sold
•Gross profit margin of 22.4%, impacted by exiting brands
•GAAP net loss of $14 million, or $(0.81) per diluted share and adjusted diluted loss per share1 of $(0.54)
•Adjusted EBITDA1 of $2 million

BUFORD, GA – January 30, 2025 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal first quarter ended December 31, 2024.

“First quarter results exceeded expectations driven by higher unit sales in both new and preowned categories. Our strategic inventory management and operational execution drove outperformance against the industry, and our team did a great job working down inventory. Although these efforts pressured margins in the quarter, higher finance and insurance penetration helped offset the impact, reinforcing the durability of our business model,” commented Austin Singleton, Chief Executive Officer at OneWater.

“We remain cautiously optimistic, supported by a healthy inventory position that enables us to effectively meet customer demand. As the year progresses, we expect further benefit from our ongoing cost reduction initiatives, which continue to strengthen our financial profile.”

For the Three Months Ended December 31	2024	2023	$ Change	% Change
Revenues	(unaudited, $ in thousands)
New boat	$247,997	$241,084	$6,913	2.9%
Pre-owned boat	56,798	53,283	3,515	6.6%
Finance & insurance income	9,400	7,360	2,040	27.7%
Service, parts & other	61,619	62,286	(667)	(1.1)%
Total revenues	$375,814	$364,013	$11,801	3.2%

Fiscal First Quarter 2025 Results

Revenue for fiscal first quarter 2025 was $375.8 million, an increase of 3.2% compared to $364.0 million in fiscal first quarter 2024. Same-store sales increased 4.2%. New boat revenue increased 2.9%, driven by an increase in units sold. Pre-owned boat revenue increased 6.6%, driven by the increase in units sold and average price per unit. Finance & insurance income increased as a percentage of total boat sales, while service, parts & other sales were down 1.1% compared to the prior year quarter. Distribution segment service, parts, and other sales were lower due to reduced production by boat manufacturers.

Gross profit totaled $84.1 million for fiscal first quarter 2025, down $7.4 million from $91.4 million for fiscal first quarter 2024. Gross profit margin of 22.4% decreased 270 basis points compared to the prior year period, driven by new and pre-owned boat pricing, including the impact of select brands the Company is exiting.

Fiscal first quarter 2025 selling, general and administrative expenses totaled $79.1 million, or 21.0% of revenue, compared to $79.6 million, or 21.9% of revenue, in fiscal first quarter 2024. The decrease in selling, general and administrative expenses as a percentage of revenue was driven by cost reduction actions and higher revenues.

Net loss for fiscal first quarter 2025 totaled $(13.6) million, compared to net loss of $(8.0) million in fiscal first quarter 2024. The Company reported net loss per diluted share for fiscal first quarter 2025 of $(0.81), compared to net loss per diluted share of $(0.49) in 2024. Adjusted diluted loss per share1 for fiscal first quarter 2025 was $(0.54), compared to adjusted diluted loss per share1 of $(0.38) in 2024.

Fiscal first quarter 2025 Adjusted EBITDA1 decreased to $1.9 million compared to $7.1 million for fiscal first quarter 2024.

As of December 31, 2024, the Company’s cash and cash equivalents balance was $22.7 million and total liquidity, including cash and availability under credit facilities, was in excess of $40.0 million. Total inventory as of December 31, 2024, decreased 9.9% to $636.7 million, compared to $706.8 million on December 31, 2023, primarily driven by the Company’s inventory management and the increase in same-store sales.

Total long-term debt as of December 31, 2024 was $428.3 million, and adjusted long-term net debt (net of $22.7 million cash)1 was 5.2 times trailing twelve-month Adjusted EBITDA1.

Fiscal Year 2025 Guidance

The Company is maintaining its previously issued fiscal full year 2025 outlook. For fiscal full year 2025, OneWater anticipates revenue to be in the range of $1.7 billion to $1.85 billion and dealership same-store sales to be up low single digits. Adjusted EBITDA2 is expected to be in the range of $80 million to $110 million and Adjusted Diluted Earnings Per Share is expected to be in the range of $1.00 to $2.00.

Conference Call and Webcast

OneWater will host a conference call to discuss its fiscal first quarter earnings on Thursday, January 30th, at 8:30 am Eastern time. To access the conference call via phone, participants can dial (+1) 646 564 2877 or (+1) 800 549 8228 (North America Toll Free).

Alternatively, a live webcast of the conference call can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

A telephonic replay will also be available through February 6th, 2025 by dialing (+1) 646 517 3975 (US), (+1) 289 819 1325 (Canada), or (+1) 888 660 6264 (North America Toll Free), and entering access code 94147 #.

1.See reconciliation of Non-GAAP financial measures below.

2.See reconciliation of Non-GAAP financial measures below for a discussion of why reconciliations of forward-looking Adjusted EBITDA and adjusted earnings per diluted share are not available without unreasonable effort.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
Revenues:
New boat	$247,997	$241,084
Pre-owned boat	56,798	53,283
Finance & insurance income	9,400	7,360
Service, parts & other	61,619	62,286
Total revenues	375,814	364,013

Gross profit
New boat	36,876	44,681
Pre-owned boat	11,216	11,937
Finance and insurance	9,400	7,360
Service, parts & other	26,562	27,465
Total gross profit	84,054	91,443

Selling, general and administrative expenses	79,060	79,599
Depreciation and amortization	5,315	4,222
Transaction costs	559	579
Change in fair value of contingent consideration	242	572
Restructuring and impairment	851	—
Net (loss) income from operations	(1,973)	6,471

Other expense (income):
Interest expense – floor plan	7,026	7,812
Interest expense – other	8,988	9,152
Other expense (income), net	887	(247)
Total other expense, net	16,901	16,717
Net loss before income tax benefit	(18,874)	(10,246)
Income tax benefit	(5,262)	(2,276)
Net loss	(13,612)	(7,970)
Net income attributable to non-controlling interests	—	(119)
Net loss attributable to non-controlling interests of One Water Marine Holdings, LLC	1,641	919
Net loss attributable to OneWater Marine Inc.	$(11,971)	$(7,170)

Net loss per share of Class A common stock – basic	$(0.81)	$(0.49)
Net loss per share of Class A common stock – diluted	$(0.81)	$(0.49)

Basic weighted-average shares of Class A common stock outstanding	14,831	14,540
Diluted weighted-average shares of Class A common stock outstanding	14,831	14,540

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash	$22,711	$44,569
Restricted cash	13,847	9,584
Accounts receivable, net	56,912	47,885
Inventories	636,676	706,805
Prepaid expenses and other current assets	67,328	78,469
Total current assets	797,474	887,312
Property and equipment, net	91,499	83,221
Operating lease right-of-use assets	136,275	133,699
Other long-term assets	4,911	7,827
Deferred tax assets, net	41,154	33,239
Intangible assets, net	203,631	211,173
Goodwill	336,602	336,602
Total assets	$1,611,546	$1,693,073

LIABILITIES
Accounts payable	$29,266	$18,897
Other payables and accrued expenses	38,055	42,918
Customer deposits	53,454	50,977
Notes payable – floor plan	490,107	562,815
Current portion of operating lease liabilities	15,752	14,843
Current portion of long-term debt, net	15,672	6,125
Current portion of tax receivable agreement liability	2,578	2,447
Total current liabilities	644,884	699,022
Other long-term liabilities	9,105	13,967
Tax receivable agreement liability	38,019	40,688
Long-term operating lease liabilities	123,330	121,404
Long-term debt, net	412,590	433,682
Total liabilities	1,227,928	1,308,763

STOCKHOLDERS’ EQUITY
Total stockholders’ equity attributable to OneWater Marine Inc.	354,777	352,987
Equity attributable to non-controlling interests	28,841	31,323
Total stockholders’ equity	383,618	384,310
Total liabilities and stockholders’ equity	$1,611,546	$1,693,073

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
Net loss attributable to OneWater Marine Inc.	$(11,971)	$(7,170)
Transaction costs	559	579
Intangible amortization	2,122	1,579
Change in fair value of contingent consideration	242	572
Restructuring and impairment	1,898	—
Other expense (income), net	887	(247)
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(514)	(223)
Adjustments to income tax benefit (2)	(1,195)	(520)
Adjusted net loss attributable to OneWater Marine Inc.	(7,972)	(5,430)

Net loss per share of Class A common stock - diluted	$(0.81)	$(0.49)
Transaction costs	0.04	0.04
Intangible amortization	0.14	0.11
Change in fair value of contingent consideration	0.02	0.04
Restructuring and impairment	0.13	—
Other expense (income), net	0.06	(0.02)
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(0.04)	(0.02)
Adjustments to income tax benefit (2)	(0.08)	(0.04)
Adjusted loss per share of Class A common stock - diluted	$(0.54)	$(0.38)

(1) Represents an allocation of the impact of reconciling items to our non-controlling interest.
(2) Represents an adjustment of all reconciling items at an estimated effective tax rate.

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except ratios)
(Unaudited)

	Three Months Ended December 31,		Trailing twelve months ended December 31,
	2024	2023	2024
Net loss	$(13,612)	$(7,970)	$(11,818)
Interest expense – other	8,988	9,152	36,886
Income tax benefit	(5,262)	(2,276)	(3,143)
Depreciation and amortization	6,037	4,906	23,318
Stock-based compensation	2,170	2,392	8,221
Change in fair value of contingent consideration	242	572	3,918
Transaction costs	559	579	1,510
Restructuring and impairment	1,898	—	17,216
Other expense (income), net	887	(247)	1,148
Adjusted EBITDA	$1,907	$7,108	$77,256

Long-term debt (including current portion)			$428,262
Less: cash			(22,711)
Adjusted long-term net debt			$405,551

Pro forma adjusted net debt leverage ratio			5.2	x

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 96 retail locations, 10 distribution centers / warehouses and multiple online marketplaces in 19 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Non-GAAP Financial Measures and Key Performance Indicators

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss) Attributable to OneWater Marine Inc., Adjusted Diluted Earnings (Loss) Per Share and Adjusted Long-Term Net Debt, as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non-GAAP forward-looking measures, including Adjusted EBITDA and Adjusted Earnings (Loss) Per Diluted Share guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to change in fair value of contingent consideration and transaction costs. Change in fair value of contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA and Adjusted Earnings (Loss) Per Diluted Share are not available without unreasonable effort.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax (benefit) expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, restructuring and impairment, stock-based compensation and transaction costs. See reconciliation above.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the change in fair value of contingent consideration, income tax (benefit) expense, restructuring and impairment, stock-based compensation and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share

We define Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. as Net (Loss) Income Attributable to OneWater Marine Inc. before transaction costs, intangible amortization, change in fair value of contingent consideration, restructuring and impairment and other expense (income), all of which are then adjusted for an allocation to the non-controlling interest of OneWater Marine Holdings, LLC. Each of these adjustments are subsequently adjusted for income tax at an estimated effective tax rate. Management also reports Adjusted Diluted (Loss) Earnings Per Share which presents all of the adjustments to Net (Loss) Income Attributable to OneWater Marine Inc. noted above on a per share basis. See reconciliation above.

Our board of directors, management team and lenders use Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of unusual or one time charges and other items (such as the change in fair value of contingent consideration, intangible amortization, restructuring and impairment, transaction costs and other expense (income)) that impact the comparability of financial results from period to period. We present these metrics because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Long-Term Net Debt

We define Adjusted Long-Term Net Debt as long-term debt (including current portion) less cash. We consider, and we believe certain investors and analysts consider, adjusted long-term net debt, as well as adjusted long-term net debt divided by trailing twelve-month Adjusted EBITDA, to be an indicator of our financial leverage.

Same-Store Sales

We define same-store sales as sales from our Dealership segment, excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed or sold stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our Dealership segment revenue. We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: changes in demand for our products and services, the seasonality and volatility of the boat industry, effects of industry wide supply chain challenges including a heightened inflationary environment and our ability to maintain adequate inventory, fluctuation in interest rates, adverse weather events, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of a global pandemic on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com